Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-174796 and 333-191691 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-37398 on Form S-8 and Registration Statement Nos. 333-184426 and 333-191756 on Form S-3 of our reports dated February 27, 2015, relating to the consolidated financial statements and financial statement schedule of SCANA Corporation and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2014.

/s/DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 27, 2015

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